Exhibit 10.3

REAFFIRMATION, RATIFICATION AND ASSUMPTION AGREEMENT

THIS REAFFIRMATION, RATIFICATION AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of December 26, 2006, is made by Great Lakes Dredge & Dock Corporation (formerly named Great Lakes Dredge & Dock Holdings Corp.), a Delaware corporation (“Successor Borrower”), in favor of Wells Fargo HSBC Trade Bank, N.A., and the  Secured Party (as defined in the International Security Agreement).

R E C I T A L S:

A.            Great Lakes Dredge & Dock Corporation, a Delaware corporation (the “Original Borrower”), and Bank are parties to that certain International Letter of Credit Agreement dated as of September 29, 2006 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B.            The Original Borrower is also a party to (i) the Note, (ii) the International Security Agreement, (iii) the Standby Letter of Credit Agreement, (iv) the Borrower Agreement, (v) the Fast Track Borrower Agreement Supplement, (vi) the Acknowledgement of Country Limitation Schedule, and (vii) other International Loan Documents executed and delivered in connection with the Original Borrower’s Obligations under the Credit Agreement.

C.            Effective as of even date herewith, the Original Borrower has merged with and into the Successor Borrower, with the Successor Borrower being the surviving Person of such merger (the “Borrower Merger”).

D.            In order to obtain the consent of the Bank to the Borrower Merger, the Successor Borrower is required, among other things, to expressly assume the obligations of the Original Borrower under, and reaffirm and ratify the effectiveness of, (i) the Credit Agreement, (ii) the Note, (iii) the International Security Agreement, (iv) the Standby Letter of Credit Agreement, (v) the Borrower Agreement, (vi) the Fast Track Borrower Agreement Supplement, (vii) the Acknowledgement of Country Limitation Schedule, and (viii) other International Loan Documents executed and delivered in connection with the Original Borrower’s Obligations under the Credit Agreement (collectively, the “Assumed Borrower Agreements”).

E.             Successor Borrower is executing and delivering this Agreement in order to satisfy such requirements.

NOW, THEREFORE, in consideration of the foregoing and to induce the Bank to consent to the Borrower Merger, Successor Borrower hereby agrees as follows:

1.             Assumption of Liabilities.

(a)           As the successor by merger to the Original Borrower, Successor Borrower hereby expressly assumes all indebtedness, liabilities and obligations of the Original Borrower under the Assumed Borrower Agreements.

(b)           Any and all Liens, encumbrances, Collateral, security interests, UCC financing statements, transfers and any and all assignments of any right, claim or interest in and to property of any nature whatsoever heretofore given or granted to the Bank or any of the other Secured Parties by the Original Borrower are expressly assumed by Successor Borrower, and shall continue without interruption, in full force and effect, surviving the Borrower Merger and shall apply to any and all such property (i) owned by the Original Borrower prior to the Borrower Merger, (ii) acquired by Successor Borrower  as a result of the Borrower Merger, or (iii) acquired hereafter by Successor Borrower.

2.             Reaffirmation and Ratification of Loan Documents.  Successor Borrower (i) hereby adopts, ratifies, reaffirms and confirms all of the Assumed Borrower Agreements executed by the Original Borrower, (ii) agrees that all Assumed Borrower Agreements shall remain in full force and effect, (iii) shall be substituted as a party to all such Assumed Borrower Agreements with the same force and effect as if Successor Borrower were originally a party thereto and (iv) makes all of the representations and warranties under the Assumed Borrower Agreements as a “Borrower” and a “Grantor” as defined thereunder.

3.             Representations and Warranties.  To induce the Bank to consent to the Borrower Merger, Successor Borrower represents and warrants to the Bank as follows:

(a)           Existence; Authority; Compliance with Law.  Successor Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has the power to own its Properties and to carry on its business as now conducted; (iii) is duly qualified to do business and is in good standing in all jurisdictions in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect, (iv) has the power and authority to make, execute, deliver and carry out this Agreement and the Assumed Borrower Agreements to which it is a party (by assumption or otherwise);  and (v) has complied in all material respects with all provisions of all applicable laws and regulations, including those relating to Successor Borrower’s ownership of real or personal property, the conduct and licensing of Successor Borrower’s business, the payment and withholding of taxes, ERISA and other employee matters, safety and environmental matters.

(b)           Authorization; No Contravention.  The execution, delivery and performance by Successor Borrower of this Agreement and performance by Successor Borrower of its obligations under the Assumed Borrower Agreements to which it is a party (whether by assumption or otherwise) have been duly authorized by all necessary proceedings on its part and do not and will not (i) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation or imposition of any Lien on any of the Property of the Borrower or any Subsidiary (other than Liens created under the International Loan Documents and, in connection with the execution, delivery and performance of any Export Order, Permitted Liens) pursuant to (a) the Organization

Documents of the Successor Borrower; (b) any Governmental Requirement; or (c) the terms, conditions or provisions of any material contract to which the Successor Borrower is a party or by which it is bound or to which it is subject.

(c)           No Consent.  No authorization or approval or other action by, and no notice to or filing with, any Person or any Governmental Authority is required for the due execution, delivery, and performance of this Agreement or any of the Assumed Borrower Agreements except (i) filings and recordings to perfect the Liens created under the International Loan Documents and (ii) those which, if not obtained, could not reasonably be expected to have a Material Adverse Effect.

(d)           No Default.  No Default or Event of Default has occurred and is continuing.

(e)           Binding Effect. This Agreement, the Credit Agreement and each other Assumed Borrower Agreements to which Successor Borrower is a party (whether by assumption or otherwise) constitute the validly and legally binding obligations of Successor Borrower, enforceable against Successor Borrower in accordance with their respective terms, except as limited by Debtor Laws.  The Liens created by the International Security Documents constitute valid and perfected Liens on the Collateral described therein superior in right to all other Liens, except for Permitted Liens.

(f)            Representations and Warranties.  The representations and warranties set forth in the Credit Agreement and the other Assumed Borrower Agreements are true and correct in all material respects on and as of the date hereof, both before and after giving effect to the Borrower Merger, as if such representations and warranties were being made on and as of the date hereof, except for any representation or warranty which is specified as being made as of an earlier date, in which case such representation or warranty shall only speak to such earlier date.

(g)           Perfection of Liens.  All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interests granted by the Original Borrower to the Bank and hereby assumed by Successor Borrower in respect of the Collateral owned by Successor Borrower have been accomplished and the Liens and security interests granted to the Bank pursuant to the International Security Documents in and to such Collateral constitute a perfected security interest therein superior and prior to the rights of all other Persons therein and subject to no other Liens (other than Liens permitted by the Credit Agreement), and will be entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

(h)           Chief Executive Office; Records.  The chief place of business and chief executive office of Successor Borrower and the office where Successor Borrower keeps the originals of all records concerning Successor Borrower’s Export-Related Accounts Receivable and all originals of all chattel paper which evidence the Export-Related Accounts Receivable are and will remain located at the chief executive offices listed on Schedule 4 to the International Security Agreement.  The organizational number of Successor Borrower is as set forth on Schedule A attached hereto.

5.             Further Assurances.  Successor Borrower agrees to execute and deliver to Bank any and all documents requested by Bank and reasonably necessary to continue, without interruption, the Liens and security interests described in the International Security Documents hereby assumed and ratified by Successor Borrower, including, without limitation, UCC financing statements and amendments to reflect the Borrower Merger.

6.             APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN THE PROVISIONS OF 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer effective as of the date first written above.

GREAT LAKES DREDGE & DOCK
CORPORATION (formerly named Great Lakes
Dredge & Dock Holdings Corp.)

By:	/s/ Ellen Parker Burke
Name: Ellen Parker Burke
Title: Corporate Secretary

SCHEDULE A
TO
REAFFIRMATION, RATIFICATION AND ASSUMPTION AGREEMENT

2122 York Road

Oak Brook, Illinois 60523

Organizational Number: